UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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International Rectifier Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is a press release issued by International Rectifier Corporation on September 10, 2008.

International Rectifier Urges Shareholders To Take No Action

With Respect To Vishay Unsolicited Proposal

EL SEGUNDO, CA – September 10, 2008 – International Rectifier Corporation (NYSE:IRF) today urged shareholders to take no action with respect to the unsolicited proposal announced today by Vishay Intertechnology (NYSE: VSH) to acquire all of the outstanding shares of International Rectifier common stock for $23.00 per share in cash. .

Richard Dahl, the Chairman of the Board of IR commented:  “We will, as we have in the past, carefully review Vishay’s proposal in consultation with our financial and legal advisors, Goldman, Sachs & Co. and Fried, Frank, Harris, Shriver & Jacobson, LLP, respectively.  We wish to clarify that we have not entered into negotiations with Vishay because it had submitted, until today, only one proposal, for $21.22 per share on August 14, that was rejected by our Board.  The Board declined subsequent requests for negotiations since there was no change in a proposal that our Board had determined was opportunistic, inadequate and not in the best interests of the Company and its shareholders.”

Additional Information

International Rectifier will file a proxy statement in connection with its 2007 Annual Meeting of Stockholders.  International Rectifier stockholders are strongly encouraged to read the proxy statement and the accompanying proxy card when they become available, as they will contain important information, including information relating to the participants in International Rectifier’s solicitation of proxies.  Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by International Rectifier with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov.  Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at International Rectifier’s Internet website at www.irf.com or by writing to International Rectifier Corporation, 101 North Sepulveda Boulevard, El Segundo, California 90245.  In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, D.F. King & Co., Inc. at 1-888-605-1957.

International Rectifier will also file a Solicitation/Recommendation Statement on Schedule 14D-9 in the event Vishay Intertechnology, Inc. commences a tender offer for the outstanding shares of International Rectifier common stock.  International Rectifier stockholders are strongly encouraged to read the Solicitation/Recommendation Statement when it becomes available, as it will contain important information.  Stockholders will be able to obtain this Solicitation/Recommendation Statement, any amendments or supplements to the proxy statement and other documents filed by International Rectifier with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov.  Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at International Rectifier’s Internet website at www.irf.com or by writing to International Rectifier Corporation, 101 North Sepulveda Boulevard, El Segundo, California 90245.  In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, D.F. King & Co., Inc. at 1-888-605-1957.

About International Rectifier

International Rectifier Corporation (NYSE:IRF) is a world leader in power management technology. IR’s analog, digital, and mixed signal ICs, and other advanced power management products, enable high performance computing and save energy in a wide variety of business and consumer applications.  Leading manufacturers of computers, energy efficient appliances, lighting, automobiles, satellites, aircraft, and defense systems rely on IR’s power management solutions to power their next generation products. For more information, go to www.irf.com.

Note: Statements made or implied in this release that are in the future tense or that are accompanied by words such as “will,” or variations of such words are “forward-looking” and involve risks and uncertainties that are not within International Rectifier’s control. A fuller explanation of these risks and uncertainties, including those related to the changes to the company’s internal controls and governance policies, is contained in International Rectifier’s periodic and other filings from time to time with the Securities and Exchange Commission.

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Company contact:

Investors

Portia Switzer

310.726.8254

Chris Toth

310.252.7731

Media

Kekst & Co.

Tom Davies

212.521.4873

Roanne Kulakoff

212.521.4837